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EXHIBIT 10.31

March 15, 2002

Re:	Long-Term Stay-On Performance Incentive Payment.

Dear Lorenzo:

        This letter (the "Agreement") sets forth the terms and conditions pursuant to which Station Casinos, Inc. (the "Company") has decided to award you a Long-Term Stay-On Performance Incentive Payment (the "LTSO Payment").

1.
Purpose. The purpose of the LTSO Payment is to advance the interests of the Company by providing you with a cash incentive to remain with the Company through July 30, 2010.

2.
Amount. Subject to the conditions contained herein, the Company will provide you with a LTSO Payment in the amount of $1,000,000 as follows:

(a)
On July 31, 2004 (the "First Award Date"), you will be paid $333,333 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from July 31, 2000 through July 30, 2004. Except as otherwise provided in your Employment Agreement (as defined below), in the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time before the First Award Date, you will forfeit any and all eligibility for payments pursuant to this Agreement.

(b)
On July 31, 2007 (the "Second Award Date"), you will be paid an additional $333,333 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from July 31, 2000 through July 30, 2007. Except as otherwise provided in your Employment Agreement, in the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the First Award Date but before the Second Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.

(c)
On July 31, 2010 (the "Third Award Date"), you will be paid the remaining $333,334 of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from July 31, 2000 through July 30, 2009. Except as otherwise provided in your Employment Agreement, in the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the Second Award Date but before the Third Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.
3.
Employment Agreement. The Company and you are parties to an employment agreement dated December 17, 2001 (the "Employment Agreement"), which superseded and replaced that prior employment agreement dated July 31, 2000 between the Company and you. If at any time prior to the Third Award Date, you materially breach any term of your Employment Agreement, you will forfeit any and all rights to any and all remaining payments under this Agreement as of the date of such breach.

4.
Right to Continued Employment. Nothing in this Agreement shall confer on you any right to continue in the employ of the Company except as otherwise provided in your Employment Agreement.

5.
Confidentiality. As a condition of your receipt of the LTSO Payment, you agree that you will not disclose the contents of this Agreement, including the amount of the LTSO Payment, to anyone except your immediate family, accountant or attorney without the prior written consent of the Company. If the Company establishes that you have materially breached this obligation, you will forfeit any and all rights to any and all remaining payments under this Agreement.

6.
Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law, which shall govern to that extent.

7.
Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that none of your rights or obligations under this Agreement may be assigned or transferred by you, other than rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.
STATION CASINOS, INC., a Nevada corporation

By:
Glenn C. Christenson Executive Vice President Chief Financial Officer Chief Administrative Officer

        By signing below, you hereby acknowledge and agree to all of the foregoing terms and conditions of this Agreement.

Agreed to and Accepted By:

Lorenzo J. Fertitta

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EXHIBIT 10.31